UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2020

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (Commission    (IRS Employer

jurisdiction        File Number)   Identification No.)

of incorporation)

Main and Franklin Streets, Johnstown, PA  15901

(address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC
8.45% Beneficial Unsecured Securities, Series A (AmeriServ Financial Capital Trust I)	ASRVP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ( )

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ( )

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL, Inc. (the "Registrant") announced second quarter and first six months of 2020 results through June 30, 2020.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Item 8.01 Other events.

On July 21, 2020, the Registrant issued a press release announcing that its Board of Directors declared a $0.025 per share quarterly common stock cash dividend.  The cash dividend is payable August 17, 2020 to shareholders of record on August 3, 2020.  The press release, attached hereto as Exhibit 99.1, is incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1  Press release dated July 21, 2020, announcing second quarter and first six months of 2020 earnings through June 30, 2020 and quarterly common stock cash dividend.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: July 21, 2020

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE SECOND QUARTER AND FIRST SIX MONTHS OF 2020 AND ANNOUNCES QUARTERLY COMMON STOCK CASH DIVIDEND

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported second quarter 2020 net income of $1,419,000, or $0.08 per diluted common share.  This earnings performance was a $373,000, or 20.8%, decrease from the second quarter of 2019 when net income totaled $1,792,000, or $0.10 per diluted common share.  For the six-month period ended June 30, 2020, the Company reported net income of $2,828,000, or $0.17 per diluted common share.  This represents a 19.1% decrease in earnings per share from the six-month period of 2019 when net income totaled $3,670,000, or $0.21 per diluted common share.  The following table highlights the Company’s financial performance for both the three and six month periods ended June 30, 2020 and 2019:

	Second Quarter 2020	Second Quarter 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019

Net income	$1,419,000	$1,792,000	$2,828,000	$3,670,000
Diluted earnings per share	$ 0.08	$ 0.10	$0.17	$ 0.21

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2020 second quarter financial results: "AmeriServ Financial Inc. again reported sound earnings in the second quarter of 2020 while navigating through the challenges presented by the COVID-19 pandemic and the resultant economic shutdown. Our community bank customer-focused business model and conservative risk management posture has served us well so far in 2020 as our Company has experienced record levels of both loans and deposits.  The decline in earnings between years is due to our decision to further strengthen our allowance for loan losses given the economic uncertainty resulting from the pandemic.  Additionally, the diversification of our revenue, with almost 30% coming from non-interest income sources including a strong wealth management business and active residential mortgage operation, is beneficial to our company.  Overall, I am most proud of how the AmeriServ team has stepped up and worked tirelessly with customers to provide them with resources to address the financial challenges that they are experiencing in 2020 as a result of the pandemic.”

The Company's net interest income in the second quarter of 2020 increased by $412,000, or 4.5%, from the prior year's second quarter and, for the first six months of 2020, increased by $506,000, or 2.9%, when compared to the first six months of 2019.  The Company’s net interest margin of 3.30% for the second quarter of 2020 and 3.26% for the six-month timeframe matched 2019 results for the quarter and was one basis point lower for the six -month period.  The second quarter of 2020 represented the first full quarter’s impact of the COVID-19 pandemic in the financial industry.  An economic shutdown experienced for the majority of the second quarter along with a record low interest rate environment continued to pressure earning asset margins and caused an increased loan loss provision resulting in a lower earnings performance for both time periods.  The continued pressure on earning asset margins is offset by a sharply higher level of loan fees and interest income due to the Company’s participation in the Paycheck Protection Program (PPP), which was created under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) to provide emergency economic relief to individuals and businesses impacted by the COVID-19 pandemic.  The PPP initiative along with other government sponsored programs established to stimulate the economy resulted in the Company experiencing robust growth on both sides of the balance sheet as total loans and total deposits are at record levels.  Total interest earning assets increased due to growth in total loans and short-term investments which more than offset total investment securities decreasing.  Both, non-interest and interest bearing deposits increased resulting in less reliance on higher cost borrowed funds.  Effective management of our funding costs along with the downward repricing of certain interest bearing liabilities tied to market indexes resulted in total interest expense decreasing between years.  The decrease to total interest expense more than offset the decrease in total interest income resulting in the increase to net interest income for both the second quarter and first six months of 2020.

Total loans reached a record level and averaged $913 million in the second quarter of 2020 which is $29.2 million, or 3.3%, higher than the $883 million average for the second quarter of 2019, while total average loans for the first six months of 2020 were $23.1 million, or 2.6%, higher than the 2019 six-month level.  The growth in total loans was due primarily to the Company’s participation in the PPP as normal commercial lending activity decreased significantly due to the economic shutdown.  Overall, the Company has processed 448 PPP loans totaling $67 million to assist small businesses and our community in this difficult economy.  As of June 30, 2020, the Company has recorded a total of $1.0 million of processing fee income and interest income from PPP lending activity.  The Small Business Administration guarantees 100% of the PPP loans made to eligible borrowers which minimizes the level of credit risk associated with the loans.  As a result, such loans are assigned a 0% risk weight for purposes of calculating the Bank’s risk-based capital ratios.  In addition to the PPP lending activity, residential mortgage loan activity is exceptionally strong given the lower interest rate environment.  Through the first six months of 2020, residential mortgage loan production is more than double the production level achieved through the first six months of 2019 and very near the level of production that was achieved in the full year of 2019.  The Company is also encouraged that commercial loan pipelines have recently rebounded and are currently approaching levels that are similar to where they were prior to the pandemic.  Even though total average loans increased compared to the same periods last year and loan interest income was enhanced by the PPP revenue, loan interest revenue decreased by $546,000, or 5.0%, for the quarter and also declined by $632,000, or 3.0%, for the six months.  The lower loan interest income reflects the challenges that this record low interest rate environment has created.  New loans are being originated at lower yields and certain loans tied to LIBOR or the prime rate reprice downward as both of these indices have moved down with the Federal Reserve’s decision to decrease the target federal funds interest rate by a total of 225 basis points since June of 2019.

Total investment securities averaged $187 million in the first six months of 2020 which is $12.4 million, or 6.2%, lower than the $199 million average for the first six months of 2019.  The Company continues to be selective this year when purchasing the more typical types of securities that have been purchased historically as the market is less favorable given the differences in the position and shape of the U.S. Treasury yield curve from the prior year.  The Company has been active since March purchasing corporate securities, particularly subordinated debt issued by other financial institutions.  Subordinated debt offers higher yields than the typical types of securities in which we invest and is particularly attractive given the current low interest rate environment and flat shape of the yield curve.  Management believes it to be prudent to increase our investments in bank subordinated debt in a gradual and diversified manner, given our familiarity with the banking industry and the heavily regulated nature of the industry combined with our intensive due diligence process.

Our liquidity position is exceptionally strong due to the significant influx of deposits that resulted from the government stimulus programs and reduced customer spending activity due to the shutdown of the economy.  As a result, average short-term investments increased by $31.4 million in the second quarter of 2020 and by $20.6 million for the first six months when compared to 2019.  Therefore, the challenge exists to profitably deploy this excess in short term assets, which management has responded by utilizing the commercial paper market.  Overall, interest income on investments decreased between the first six months of 2020 and first six months of 2019 by $292,000, or 8.3%.  Overall in the first half of 2020, total interest income decreased by $924,000, or 3.7%, between years.

Total interest expense for the first six months of 2020 decreased by $1.4 million, or 19.8%, when compared to 2019, due to lower levels of both deposit and borrowing interest expense.  Through six months, deposit interest expense in 2020 is lower by $1.3 million, or 22.7%.  Total deposits grew significantly during the second quarter of 2020 to reach a record level, averaging $1.036 billion for the quarter, which is $55.5 million, or 5.7%, higher than the 2019 second quarter average.  This robust growth between years is the result of consumers’ behavior to: 1.) deposit their PPP funds into deposit accounts, 2.) deposit government stimulus checks into the bank and 3.) keep higher balances in their accounts since they are not able to spend as much as they otherwise would because of the COVID-19 pandemic’s impact to the economy and our community.  In addition, the Company’s loyal core deposit base continues to be a source of strength for the Company during periods of market volatility.  Management prudently and effectively executed several deposit product pricing decreases given the declining interest rate environment and the downward pressure that the falling interest rates have on the net interest margin.  As a result, the Company experienced deposit cost relief.  Specifically, the Company’s average cost of interest bearing deposits declined by 51 basis points since the second quarter of 2019 and averaged 0.88% in the second quarter of 2020.  Also offsetting a portion of the net interest margin pressure from the lower national interest rates is a significant portion of the deposit growth occurring in non-interest bearing demand deposits.  Overall, total deposit cost, including demand deposits, averaged 0.73% in the second quarter of 2020 compared to 1.17% in the second quarter of 2019.  The Company's loan to deposit ratio averaged 88.1% in the second quarter of 2020 which we believe indicates that the Company has ample capacity to grow its loan portfolio and is well positioned to continue assisting our customers given the impact that the COVID-19 pandemic is having on the economy.

The Company experienced a $160,000, or 9.9%, decrease in the interest cost of borrowings in the first six months of 2020 when compared to the first six months of 2019.  The decline is a result of lower total average borrowings between years combined with the impact from the Federal Reserve’s actions to decrease interest rates and the impact that these rate decreases have on the cost of overnight borrowed funds and the replacement of matured FHLB term advances.  The total 2020 second quarter average term advance borrowings balance increased by approximately $9.2 million, or 18.2%, when compared to the second quarter of 2019 as the Company took advantage of the lower yield curve and its flat shape to prudently extend borrowings.  As a result, the combined growth of average FHLB term advances and total average deposits resulted in total average overnight borrowed funds decreasing between years by $16.1 million, or 79.2%, for the quarter.  Overall, the 2020 second quarter average of total FHLB borrowed funds was $64.0 million, which represents a decrease of $6.9 million, or 9.7%, from the 2019 second quarter.

The Company recorded a $450,000 provision expense for loan losses in the second quarter of 2020 as compared to a zero provision recorded in the second quarter of 2019.  For the first six months of 2020, the Company recorded a $625,000 provision expense for loan losses compared to a $400,000 provision recovery recorded in the first six months of 2019, which represents a net unfavorable shift of $1,025,000.  The 2020 provision reflects management’s decision to strengthen certain qualitative factors within our allowance for loan losses calculation due to the economic uncertainty caused by the COVID-19 pandemic.  The Company’s asset quality remains strong as evidenced by low levels of loan delinquency, net loan charge-offs and non-performing assets.  The Company experienced net loan charge-offs of $205,000, or 0.05% of total loans, in the first half of 2020 compared to net loan charge-offs of $169,000, or 0.04% of total loans, in the first half of 2019.  Non-performing assets totaled $3.1 million, or 0.34% of total loans, at June 30, 2020 and are below industry levels.  Management is carefully monitoring asset quality with a particular focus on customers that have requested payment deferrals during this difficult economic time.  The Asset Quality Task Force is meeting monthly to review these particular relationships, receiving input from the business lenders regarding their ongoing discussions with the borrowers.  In summary, the allowance for loan losses provided 311% coverage of non-performing assets, and 1.04% of total loans, at June 30, 2020, compared to 397% coverage of non-performing assets, and 1.05% of total loans, at December 31, 2019.  Note that the reserve coverage of total loans, excluding PPP loans, is 1.13% at June 30, 2020.

Total non-interest income in the second quarter of 2020 increased by $110,000, or 3.0%, from the prior year's second quarter, and increased by $337,000, or 4.6%, in the first half of 2020 when compared to the first half of 2019.  Income from residential mortgage loan sales into the secondary market increased by $228,000, or 213.1%, for the quarter and increased by $403,000, or 238.5%, for the first six months due to the strong level of residential mortgage loan production.  The higher level of residential mortgage loan production also resulted in mortgage related fees increasing by $68,000, or 88.3%, for the quarter and by $150,000, or 124.0%, for the six months.  Wealth management fees increased by $52,000, or 2.1%, in the second quarter of 2020 and by $210,000, or 4.4%, for the first half of 2020 compared to the same time period in 2019.  In addition to an improved level of fee income from the Financial Services business unit, the entire Wealth Management Division has been resilient and performed well in spite of the volatility of the markets and a major market value decline that occurred in late March.  Slightly offsetting these favorable items was service charges on deposit accounts decreasing by $141,000, or 44.5%, for the quarter and by $165,000, or, 26.3%, for the first six months.  Consumer spending activity based fees such as deposit service charges, which include overdraft fees, decreased significantly with the shutdown of the economy.  Finally, the economic shutdown also resulted in other income comparing unfavorably for the quarter by $90,000, or 15.6%, and, also, declined by $251,000, or 20.2%, for the six months of 2020.  The six- month unfavorable comparison also results from the Company recognizing a gain in 2019 on the sale of equity shares from a previous acquisition.

The Company's total non-interest expense in the second quarter of 2020 increased by $550,000, or 5.3%, when compared to the second quarter of 2019 and increased in the first half of 2020 by $890,000, or 4.3%, when compared to 2019.  The increase in both time periods was due to higher salaries & benefits expense of $271,000, or 4.3%, for the quarter and $674,000, or 5.3%, for the first six months of 2020.  Within salaries & benefits, pension expense increased by $188,000, or 50.8%, for the quarter between years and increased by $376,000, or 51.9%, for the six months.  This significant increase results from the unfavorable impact that the lower interest rate environment has on the discount rates that are used to revalue the defined benefit pension obligation each year.  In addition, the higher salaries & benefits expense for both time periods is also due to increased health care costs and greater commissions earned as a result of increased residential mortgage loan production while total salaries are higher for the six-month time period only in 2020 by $193,000, or 2.2%.  Total professional fees increased by $82,000, or 6.6%, in the second quarter of 2020 and by $116,000, or 4.9%, for the first half of the year.  The increase results from higher appraisal fees due to the significantly higher level of residential mortgage loan production, higher legal fees related to PPP loan processing and a higher level of outside professional services related costs.  Other expenses are higher in both time periods as the Company incurred approximately $80,000 of expense for personal protective equipment (PPE) and related supplies so far in 2020 to keep our employees and customers safe during the pandemic. Finally, FDIC deposit insurance expense is $50,000, or 62.5%, higher for the quarterly comparison only as this line returned to a more normal level after the credit from the application of the Small Bank Assessment Credit regulation expired.

The Company recorded an income tax expense of $365,000, or an effective tax rate of 20.5%, in the second quarter of 2020.  This compares to an income tax expense of $470,000, or an effective tax rate of 20.8%, for the second quarter of 2019.  Similarly, for the first six months of 2020, the Company recorded income tax expense of $731,000, or an effective tax rate of 20.5%, compared to income tax expense of $961,000 in 2019, or an effective tax rate of 20.8%.

The Company had total assets of $1.24 billion, shareholders' equity of $102.6 million, a book value of $6.01 per common share and a tangible book value(1) of $5.31 per common share at June 30, 2020.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status.

QUARTERLY COMMON STOCK CASH DIVIDEND

The Company’s Board of Directors declared a $0.025 per share quarterly common stock cash dividend.  The cash dividend is payable August 17, 2020 to shareholders of record on August 3, 2020.  This cash dividend represents a 3.5% annualized yield using the July 17, 2020 closing stock price of $2.87.  For the first six months of 2020, the Company’s dividend payout ratio amounted to 29.4%.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects of our new banking platform; risks and uncertainties relating to the duration of the COVID-19 pandemic, and actions that may be taken by governmental authorities to contain the pandemic or to treat its impact; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

(1)

Non-GAAP Financial Information.  See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

June 30, 2020

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2020

	1QTR	2QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,409	$1,419	$2,828

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.48%	0.46%	0.47%
Return on average equity	5.69	5.63	5.66
Return on average tangible common equity (B)	6.46	6.38	6.42
Net interest margin	3.21	3.30	3.26
Net charge-offs as a percentage of average loans	0.06	0.04	0.05
Loan loss provision (credit) as a percentage of average loans	0.08	0.20	0.14
Efficiency ratio	84.46	83.09	83.76

EARNINGS PER COMMON SHARE:
Basic	$0.08	$0.08	$0.17
Average number of common shares outstanding	17,043	17,052	17,047
Diluted	0.08	0.08	0.17
Average number of common shares outstanding	17,099	17,056	17,070
Cash dividends paid per share	$0.025	$0.025	$0.050

2019

	1QTR	2QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,878	$1,792	$3,670

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.66%	0.61%	0.63%
Return on average equity	7.84	7.24	7.53
Return on average tangible common equity (B)	8.94	8.22	8.57
Net interest margin	3.24	3.30	3.27
Net charge-offs as a percentage of average loans	0.08	0.00	0.04
Loan loss provision (credit) as a percentage of average loans	(0.19)	0.00	(0.09)
Efficiency ratio	83.90	82.18	83.02

EARNINGS PER COMMON SHARE:
Basic	$0.11	$0.10	$0.21
Average number of common shares outstanding	17,578	17,476	17,527
Diluted	0.11	0.10	0.21
Average number of common shares outstanding	17,664	17,560	17,611
Cash dividends paid per share	$0.020	$0.025	$0.045

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

--CONTINUED--

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

                                                                                       2020

	1QTR	2QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,168,355	$1,242,074
Short-term investments/overnight funds	6,431	30,219
Investment securities	184,784	184,908
Total loans and loans held for sale	877,399	928,350
Paycheck Protection Program (PPP) loans	0	66,956
Allowance for loan losses	9,334	9,699
Goodwill	11,944	11,944
Deposits	957,593	1,033,033
FHLB borrowings	74,572	69,894
Subordinated debt, net	7,517	7,522
Shareholders’ equity	100,840	102,604
Non-performing assets	2,244	3,122
Tangible common equity ratio (B)	7.69%	7.37%
Total capital (to risk weighted assets) ratio	13.41	13.18
PER COMMON SHARE:
Book value	$5.92	$6.01
Tangible book value (B)	5.22	5.31
Market value (C)	2.62	3.08
Wealth management assets – fair market value (A)	$1,983,952	$2,193,504

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	306	305
Branch locations	16	16
Common shares outstanding	17,043,644	17,058,644

2019

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,167,682	$1,190,583	$1,171,426	$1,171,184
Short-term investments/overnight funds	7,996	6,532	6,039	6,526
Investment securities	194,553	191,168	182,699	181,685
Total loans and loans held for sale	863,134	890,081	875,082	887,574
Paycheck Protection Program (PPP) loans	0	0	0	0
Allowance for loan losses	8,107	8,102	8,345	9,279
Goodwill	11,944	11,944	11,944	11,944
Deposits	957,779	968,480	969,989	960,513
FHLB borrowings	79,483	88,314	66,905	76,080
Subordinated debt, net	7,493	7,499	7,505	7,511
Shareholders’ equity	99,061	101,476	102,460	98,614
Non-performing assets	1,168	1,681	1,957	2,339
Tangible common equity ratio (B)	7.54%	7.60%	7.81%	7.48%
Total capital (to risk weighted assets) ratio	13.37	13.14	13.33	13.49
PER COMMON SHARE:
Book value	$5.65	$5.84	$5.98	$5.78
Tangible book value (B)	4.97	5.15	5.28	5.08
Market value (C)	4.02	4.15	4.14	4.20
Wealth management assets – fair market value (A)	$2,229,860	$2,288,576	$2,142,513	$2,237,898

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	309	309	308	309
Branch locations	16	16	16	16
Common shares outstanding	17,540,676	17,384,355	17,146,714	17,057,871

NOTES:

(A)

Not recognized on the consolidated balance sheets.

(B)

Non-GAAP Financial Information.  See “Reconciliation of Non-GAAP Financial Measures” at end of release.

(C)

Based on closing price reported by the principal market on which the security is traded last business day of the corresponding reporting period.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2020

	1QTR	2QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$10,332	$10,448	$20,780
Interest on investments	1,612	1,613	3,225
Total Interest Income	11,944	12,061	24,005

INTEREST EXPENSE
Deposits	2,458	1,869	4,327
All borrowings	735	719	1,454
Total Interest Expense	3,193	2,588	5,781

NET INTEREST INCOME	8,751	9,473	18,224
Provision (credit) for loan losses	175	450	625
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,576	9,023	17,599

NON-INTEREST INCOME
Wealth management fees	2,554	2,471	5,025
Service charges on deposit accounts	286	176	462
Net realized gains on loans held for sale	237	335	572
Mortgage related fees	126	145	271
Net realized gains on investment securities	0	0	0
Bank owned life insurance	125	152	277
Other income	504	488	992
Total Non-Interest Income	3,832	3,767	7,599

NON-INTEREST EXPENSE
Salaries and employee benefits	6,704	6,619	13,323
Net occupancy expense	671	606	1,277
Equipment expense	395	389	784
Professional fees	1,154	1,331	2,485
FDIC deposit insurance expense	26	130	156
Other expenses	1,683	1,931	3,614
Total Non-Interest Expense	10,633	11,006	21,639

PRETAX INCOME	1,775	1,784	3,559
Income tax expense	366	365	731
NET INCOME	$1,409	$1,419	$2,828

2019

	1QTR	2QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$10,418	$10,994	$21,412
Interest on investments	1,746	1,771	3,517
Total Interest Income	12,164	12,765	24,929

INTEREST EXPENSE
Deposits	2,730	2,867	5,597
All borrowings	777	837	1,614
Total Interest Expense	3,507	3,704	7,211

NET INTEREST INCOME	8,657	9,061	17,718
Provision (credit) for loan losses	(400)	0	(400)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	9,057	9,061	18,118

NON-INTEREST INCOME
Wealth management fees	2,396	2,419	4,815
Service charges on deposit accounts	310	317	627
Net realized gains on loans held for sale	62	107	169
Mortgage related fees	44	77	121
Net realized gains on investment securities	0	30	30
Bank owned life insurance	128	129	257
Other income	665	578	1,243
Total Non-Interest Income	3,605	3,657	7,262

NON-INTEREST EXPENSE
Salaries and employee benefits	6,301	6,348	12,649
Net occupancy expense	658	622	1,280
Equipment expense	361	387	748
Professional fees	1,120	1,249	2,369
FDIC deposit insurance expense	80	80	160
Other expenses	1,773	1,770	3,543
Total Non-Interest Expense	10,293	10,456	20,749

PRETAX INCOME	2,369	2,262	4,631
Income tax expense	491	470	961
NET INCOME	$1,878	$1,792	$3,670

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

2020

2019

		SIX		SIX
	2QTR	MONTHS	2QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$912,541	$894,819	$883,315	$871,742
Short-term investments	37,180	27,346	5,813	6,793
Deposits with banks	3,266	2,140	1,020	1,020
Total investment securities	187,288	186,538	199,561	198,962
Total interest earning assets	1,140,275	1,110,843	1,089,709	1,078,517

Non-interest earning assets:
Cash and due from banks	17,586	18,337	19,367	20,633
Premises and equipment	18,545	18,569	18,795	17,053
Other assets	70,657	69,447	63,251	62,667
Allowance for loan losses	(9,373)	(9,345)	(8,184)	(8,425)

Total assets	$1,237,690	$1,207,851	$1,182,938	$1,170,445

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$172,786	$169,926	$169,029	$166,461
Savings	102,505	99,836	97,884	97,867
Money market	230,863	230,350	235,058	238,393
Other time	346,314	344,131	323,080	319,235
Total interest bearing deposits	852,468	844,243	825,051	821,956
Borrowings:
Federal funds purchased and other short-term borrowings	4,245	3,576	20,363	17,888
Advances from Federal Home Loan Bank	59,786	57,539	50,571	48,777
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Subordinated debt	7,650	7,650	7,650	7,650
Lease liabilities	3,977	3,985	4,188	2,797
Total interest bearing liabilities	941,211	930,078	920,908	912,153

Non-interest bearing liabilities:
Demand deposits	183,352	165,096	155,250	152,748
Other liabilities	11,791	12,203	7,409	7,276
Shareholders’ equity	101,336	100,474	99,371	98,268
Total liabilities and shareholders’ equity	$1,237,690	$1,207,851	$1,182,938	$1,170,445

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO AND TANGIBLE BOOK VALUE PER SHARE

(Dollars in thousands, except per share and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP).  These non-GAAP financial measures are “return on average tangible common equity”, "tangible common equity ratio" and "tangible book value per share."  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

                                                                                       2020

	1QTR	2QTR	YEAR TO DATE

Net income	$1,409	$1,419	$2,828

Average shareholders’ equity	99,612	101,336	100,474
Less: Goodwill	11,944	11,944	11,944
Average tangible common equity	87,668	89,392	88,530

Return on average tangible common equity (annualized)	6.46%	6.38%	6.42%

	1QTR	2QTR
TANGIBLE COMMON EQUITY
Total shareholders’ equity	$100,840	$102,604
Less: Goodwill	11,944	11,944
Tangible common equity	88,896	90,660

TANGIBLE ASSETS
Total assets	1,168,355	1,242,074
Less: Goodwill	11,944	11,944
Tangible assets	1,156,411	1,230,130

Tangible common equity ratio	7.69%	7.37%

Total shares outstanding	17,043,644	17,058,644

Tangible book value per share	$5.22	$5.31

2019

	1QTR	2QTR	YEAR TO DATE

Net income	$1,878	$1,792	$3,670

Average shareholders’ equity	97,166	99,371	98,268
Less: Goodwill	11,944	11,944	11,944
Average tangible common equity	85,222	87,427	86,324

Return on average tangible common equity (annualized)	8.94%	8.22%	8.57%

	1QTR	2QTR	3QTR	4QTR
TANGIBLE COMMON EQUITY
Total shareholders’ equity	$99,061	$101,476	$102,460	$98,614
Less: Goodwill	11,944	11,944	11,944	11,944
Tangible common equity	87,117	89,532	90,516	86,670

TANGIBLE ASSETS
Total assets	1,167,682	1,190,583	1,171,426	1,171,184
Less: Goodwill	11,944	11,944	11,944	11,944
Tangible assets	1,155,738	1,178,639	1,159,482	1,159,240

Tangible common equity ratio	7.54%	7.60%	7.81%	7.48%

Total shares outstanding	17,540,676	17,384,355	17,146,714	17,057,871

Tangible book value per share	$4.97	$5.15	$5.28	$5.08